Exhibit 99.1

N E W S    R E L E A S E

FOR IMMEDIATE RELEASE	Contact:	Steven E. Nielsen, President and CEO H. Andrew DeFerrari, Senior Vice President and CFO (561) 627-7171

Palm Beach Gardens, Florida	November 19, 2012

DYCOM TO ACQUIRE TELECOMMUNICATIONS INFRASTRUCTURE
SERVICES SUBSIDIARIES FROM QUANTA SERVICES

Palm Beach Gardens, Florida, November 19, 2012 – Dycom Industries, Inc. (NYSE: DY) announced today that it has entered into a definitive agreement with Quanta Services, Inc. (NYSE: PWR) to acquire substantially all of Quanta’s domestic telecommunications infrastructure services subsidiaries for approximately $275 million in cash.

The acquired subsidiaries provide specialty contracting services, including engineering, construction, maintenance and installation services to telecommunications providers, and other construction and maintenance services to electric and gas utilities and others.  Principal business facilities are located in Arizona, California, Florida, Georgia, Minnesota, New York, Pennsylvania, and Washington.

The acquired subsidiaries currently operate in 49 states, serve over 300 individual customers and employ more than 2,400 personnel.  Trailing 12 month revenues to September 30, 2012 were approximately $535 million of which approximately $138 million related to projects funded in part by The American Recovery and Reinvestment Act of 2009 (“ARRA”).

“This transaction strategically strengthens our customer base, geographic scope, and technical service offerings,” said Steven Nielsen, President and Chief Executive Officer of Dycom.  “It significantly enhances our rural telecommunications engineering and construction capabilities, provides additional construction resources for wireless carriers and reinforces our already robust competence in broadband construction. Given recent industry announcements indicating growing expenditures from our customers and a very attractive financing environment, we believe this is the right time to increase our scale.”

Subject to customary closing conditions, the acquisition is expected to be completed by December 31, 2012.  The acquired subsidiaries are currently expected to produce calendar year 2013 revenues ranging from $400 million to $450 million.  Excluding one-time transaction and integration costs of approximately $12 million to $15 million, the acquisition is currently expected to produce $0.05 to $0.10 per share of earnings accretion on an annual basis, after non-cash amortization expense.

The purchase price of approximately $275 million, which is subject to adjustments for working capital and other specified items, will be financed with a new $400 million senior secured credit facility arranged and syndicated by Bank of America Merrill Lynch and Wells Fargo Securities, LLC.

Goldman, Sachs & Co. and Barclays acted as financial advisors to Dycom. Shearman & Sterling LLP served as Dycom’s outside legal counsel.

A conference call to review the Company’s first quarter of fiscal 2013 results, together with the announced acquisition of Quanta’s telecommunications infrastructure services subsidiaries, will be hosted at 9 a.m. (ET), Tuesday, November 20, 2012; call (800) 230-1074 (United States) or (612) 234-9959 (International) ten minutes before the conference call begins and ask for the “Dycom Results” conference call.A live webcast of the conference call, along with related materials, will be available at http://www.dycomind.com under the heading “Events.” The conference call materials will be available at approximately 8 a.m. (ET) on November 20, 2012. If you are unable to attend the conference call at the scheduled time, a replay of the live webcast and the conference call materials will be available at http://www.dycomind.com until Thursday, December 20, 2012.

Dycom is a leading provider of specialty contracting services.  These services, which are provided throughout the United States and in Canada, include engineering, construction, maintenance and installation services to telecommunications providers, underground facility locating services to various utilities, including telecommunications providers, and other construction and maintenance services to electric and gas utilities and others.

This press release contains forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act.  These statements include expectations regarding a proposed acquisition, including expected benefits and synergies of the transaction, future financial and operating results, future opportunities for the combined businesses and other statements regarding events or developments that the parties believe or anticipate will or may occur in the future.  These statements are based on management’s current expectations, estimates and projections.  Forward-looking statements are subject to risks and uncertainties that may cause actual results in the future to differ materially from the results projected or implied in any forward-looking statements contained in this press release, including the parties’ ability to consummate the proposed acquisition.  Such risks and uncertainties include business and economic conditions and trends in the telecommunications industry affecting our customers, the adequacy of our insurance and other reserves and allowances for doubtful accounts, whether the carrying value of our assets may be impaired, the anticipated outcome of other contingent events, including litigation, liquidity and other financial needs, the availability of financing, and the other risks detailed in our filings with the Securities and Exchange Commission.   The Company does not undertake to update forward-looking statements.